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PRESS RELEASE (FINAL)

I-Link Incorporated:                       Counsel Corporation:
John Edwards, Chairman & CEO               Stephen Weintraub, Sr. VP & Secretary
(801) 576-5026                             (416) 866-3058
john@i-link.net

I-Link Investor Relations:                 Counsel Communications, LLC:
John Ames, CFO                             Gary Wasserson, President & CEO
(801) 238-0837                             (212) 286-5015
johna@i-link.net


                     I-LINK AND COUNSEL CORPORATION ANNOUNCE
                        STRATEGIC AND CAPITAL PARTNERSHIP

                    COUNSEL ACQUIRES WINTER HARBOR'S MAJORITY
                         SHAREHOLDER POSITION IN I-LINK

          PARTNERSHIP ACCELERATES JOINT STRATEGY TO CREATE PREMIER VOIP
                TELECOMMUNICATIONS SERVICES PROVIDER AND GREATLY
                      SIMPLIFIES I-LINK'S CAPITAL STRUCTURE

         DRAPER, Utah, and NEW YORK, New York, March 1, 2001. I-Link Incorporated (Nasdaq: ILNK), an enhanced Internet Protocol voice and data communications company, and Counsel Corporation (Nasdaq: CXSN / TSE: CXS), a company providing financial and strategic management resources to enterprises with innovative communications and information technologies, today announced that they have executed agreements under which Counsel Communications, LLC, Counsel's wholly-owned subsidiary, will make an initial $10 million capital investment in I-Link. Additionally, Counsel and Winter Harbor, LLC, have consummated the acquisition by Counsel of Winter Harbor's controlling interest in I-Link.

Under separate agreement, Winter Harbor has surrendered the warrants it holds to acquire 33,540,000 I-Link common shares back to I-Link in exchange for the issuance by I-Link to Winter Harbor of 5,000,000 common shares.

The $10 million capital investment by Counsel will be in the form of 3-year debt convertible into I-Link common shares at a conversion rate of $0.56 per common share, representing 105% of the average closing transaction price of I-Link's common shares over the consecutive five day trading period ending February 26, 2001, the date on which I-Link and Counsel executed a binding term sheet. I-Link will immediately name two Counsel designees to its board of directors, and will seek to obtain shareholder approval to appoint an additional three Counsel designees, creating up to a nine member board that will include five Counsel designees. The parties do not anticipate any change to the current management of I-Link.

Counsel has agreed to immediately simplify I-Link's capital structure through the conversion of all I-Link preferred and convertible securities acquired from Winter Harbor, into approximately 62,000,000 I-Link common shares, constituting approximately 65% of the then outstanding I-Link common shares.

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Both I-Link and Counsel see these transactions as important steps in their strategic initiative to expand I-Link's highly scaleable voice/data network using IP technology. This platform will be further strengthened by the planned merger of Counsel's Nexbell Communications, Inc. subsidiary into I-Link. Nexbell, a designated Cisco Powered Network member in the Voice over Internet Protocol (VoIP) category, operates a private, managed packet telephony network. Nexbell delivers packet voice services to over 400 key metropolitan areas in the United States. Together, I-Link and Nexbell would represent the most advanced VoIP network in the world.

"I am very excited about the relationship we are announcing today," said John Edwards, Chairman and CEO of I-Link. "It brings together two strategic partners, I-Link and Counsel, who share a common vision and possess the collective capacity to lead the changes occurring in delivery of next generation voice and data services. Our great technology, strong management team, dedicated employees and solid financial foundation will enable us to ensure the integrity of our system and position us to achieve explosive growth. This growth will be achieved through the continued delivery of reliable and robust telephony services to existing customers, in addition to attracting new business through enhanced services."

Gary Wasserson, President of Counsel Communications, continued, "By combining I-Link's acclaimed technology with Nexbell's market position, the merged company will achieve tremendous synergies and will be even better positioned to provide customers with world-class enhanced services. Importantly, Nexbell's existing customers will have access to I-Link's award-winning suite of products."

"The emerging telecommunications industry is undergoing dramatic change at this time," stated Allan Silber, Chairman and Chief Executive Officer of Counsel Corporation. "We believe that these market conditions will produce enormous opportunities for value creation. With our technology platform in place and our commitment to support existing I-Link management, we are in a solid position to actively pursue opportunities to aggregate telephony traffic to deploy over our highly scaleable next generation IP network. These activities, together with the simplified, stable and transparent capital structure now established for I-Link afford us an exciting opportunity to enhance shareholder value for both Counsel Corporation and I-Link."

Counsel Corporation was advised by Kaufman Bros., L.P., an investment banking firm serving the emerging communications marketplace. I-Link was advised by Chela Technology Partners, L.L.C., an investment banking firm serving the Internet industry.

ABOUT I-LINK

Headquartered in Draper, Utah, I-Link (Nasdaq: ILNK) is an enhanced voice/data service provider. I-Link offers a full range of enhanced services such as one-number call routing; caller screening; unified voice, fax, pager and e-mail messaging; voice-and fax-on-demand; conference calling; and seamless call transfer from cell phone to land-line and vice versa via a direct connection to its nationally deployed Internet Protocol telephony network. I-Link's open API-programming platform for enhanced IP communications, Gatelink, uses softswitch technology to

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rapidly create and deploy IP-based, enhanced communications services with less expense and complexity. For further information, visit I-Link's website at HTTP://WWW.I-LINK.COM.

ABOUT COUNSEL CORPORATION AND COUNSEL COMMUNICATIONS

Counsel Corporation (TSE:CXS/NASDAQ:CXSN) focuses on acquiring significant positions in, and actively managing for growth, a portfolio of operating companies that possess enabling technologies that provide a competitive advantage for their end users and have the potential to contribute to the transformation of the business environment. Counsel's strategic portfolio investments include a 52% stake in sales and marketing intelligence systems provider Proscape Technologies, Inc. (WWW.PROSCAPE.COM); a 33% stake in e-marketer Impower, Inc. (WWW.IMPOWER.COM); a 28% stake in e-learning application service provider IBT Technologies, Inc. (WWW.IBT-TECHNOLOGIES.COM); and a 13% stake in Internet data communications and services provider Core Communications Corporation (WWW.CORE.NET).

Counsel Communications LLC is a wholly owned subsidiary of Counsel Corporation. Counsel Communications is focused on acquiring, consolidating and operating Internet telephony and other telecommunications-related businesses. Counsel Communications acquired Nexbell in August 2000. The Company's primary strategy is to develop one of the nation's most sophisticated, next-generation communications networks, providing efficient, leading-edge domestic and international VoIP connectivity as well as other related "value-added" and traditional telecommunications services.

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